Exhibit 99.1  Press Release dated August 9, 2011

FOR IMMEDIATE RELEASE

RadNet Reports Record Quarterly Financial Results and Reaffirms 2011 Full-Year Guidance

•	Revenue was $155.6 million, an increase of 12.0% from $139.0 million in the second quarter of 2010
•	Adjusted EBITDA(1) was $30.5 million, an increase of 11.2% from $27.4 million in the prior year’s second quarter; RadNet’s trailing twelve month Adjusted EBITDA(1) rises to $114.4 million
•	RadNet reports diluted per share net income of $0.09 compared to a net loss of $(0.32)in the prior year’s second quarter
•	Same Center procedural volumes increased 2.0% as compared with the second quarter of 2010
•	RadNet reaffirms 2011 guidance levels

LOS ANGELES, California, August 9, 2011 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 206 owned and/or operated outpatient imaging centers (inclusive of 19 facilities held in Joint Ventures), today reported financial results for its second quarter of 2011.

Second Quarter Financial Results

For the second quarter of 2011, RadNet reported Revenue, Adjusted EBITDA(1) and Net Income of $155.6 million, $30.5 million and $3.5 million, respectively.  Revenue increased $16.7 million (or 12.0%), Adjusted EBITDA(1) increased $3.1 million (or 11.2%) and Net Income increased $15.3 million, respectively, over the second quarter of 2010.  Net Income for the second quarter was $0.09 per diluted share, compared to a Net Loss of $(0.32) per diluted share in the second quarter of 2010 (based upon a weighted average number of diluted shares outstanding of 39.8 million and 36.9 million for these periods in 2011 and 2010, respectively).  Affecting operating results in the second quarter of 2011 were certain non-cash expenses and non-recurring items including:  $742,000 of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants; $509,000 of severance paid in connection with headcount reductions related to cost savings initiatives from previously announced acquisitions; $1.9 million net gain on the disposal of certain capital equipment (which primarily resulted from property and casualty insurance settlement proceeds); $719,000 of non-cash Deferred Financing Expense related to the amortization of financing fees paid as part of our existing credit facilities; and $384,000 fair value gain from our interest rate swaps, net of the amortization of  an Accumulated Comprehensive Loss existing prior to April 6, 2010.

For the second quarter of 2011, as compared to the prior year’s second quarter, MRI volume increased 16.9%, CT volume increased 6.8% and PET/CT volume increased 5.2%.  Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 9.1% over the prior year’s second quarter.  On a same-center basis, including only those centers which were part of RadNet for both the second quarters of 2011 and 2010, MRI volume increased 3.4%, CT volume decreased 1.0% and PET/CT volume increased 2.5%.  Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 2.0% over the prior year’s same quarter.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented “We are pleased with our second quarter results.  In particular, we achieved 2.0% same center volume increases in a healthcare environment that is challenged with decreased physician office visits and lower utilization of medical services.  We attribute much of our growth in same center volumes to our marketing and contracting efforts designed to increase market share, as well as our favorable technology and service offerings relative to our competition.  For the first time in many years, we are also noting a net closure of competitive facilities in our core markets.”

Dr. Berger continued, “In addition to driving double digit growth in aggregate Revenue and Adjusted EBITDA(1) this quarter, we also focused on containing and eliminating costs.  We maintained Adjusted EBITDA(1) margins close to 20% and produced over $3 million of Net Income as compared with a Net Loss for the same period in 2010.  The combination of our volume increases and cost containment efforts this quarter resulted in our achieving the highest quarterly Revenue, Adjusted EBITDA(1) and Net Income in our Company’s history.   On a trailing twelve month basis, we are near the midpoint of our 2011 guidance ranges for Revenue and Adjusted EBITDA(1), which were set at levels substantially higher than our 2010 performance.”

“During the second quarter, we completed the acquisition of the Maryland assets of Diagnostic Health Corporation, which added five multimodality facilities to our second largest core market.  This acquisition is indicative of the types of transactions we are pursuing across our geographies.  Given the pressures in the macroeconomic environment and more specifically within healthcare, we are seeing the number and size of consolidation opportunities increase.  Available acquisitions remain at attractive valuation multiples,” added Dr. Berger.

Dr. Berger continued, “Also during the second quarter, we announced our first comprehensive health system partnership with Pioneers Memorial Healthcare District in the Imperial Valley of California, under which we will be providing a breadth of radiology services including outpatient imaging (under a joint venture ownership structure), teleradiology and information technology.  We continue to pursue broad-based partnering opportunities where we believe our expertise positions us to meet the full range of radiology needs of any prospective partner, including hospitals, health systems and, ultimately, Accountable Care Organizations.

Six Month Financial Results

For the six months ended June 30, 2011, RadNet reported Revenue, Adjusted EBITDA(1) and Net Income of $301.8 million, $56.2 million and $2.6 million, respectively.  Revenue increased $38.7 million (or 14.7%), Adjusted EBITDA(1) increased $8.2 million (or 17.2%) and Net Income increased $18.5 million, respectively, over the first six months of 2010.  Net Income for the six month period ended June 30, 2011 was $0.07 per diluted share, compared to a Net Loss of $(0.43) per diluted share in corresponding six month period of 2010 (based upon a weighted average number of fully diluted shares outstanding of 39.4 million and 36.6 million for these periods in 2011 and 2010, respectively).  Affecting operating results in the first six months of 2011 were certain non-cash expenses and non-recurring items including:  $1.8 million of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants; $654,000 of severance paid in connection with headcount reductions related to cost savings initiatives from previously announced acquisitions; $1.6 million net gain on the disposal of certain capital equipment, which includes property and casualty insurance settlement proceeds; $1.5 million of non-cash Deferred Financing Expense related to the amortization of financing fees paid as part of our existing credit facilities; and $1.4 million fair value gain from our interest rate swaps, net of the amortization of  an Accumulated Comprehensive Loss existing prior to April 6, 2010.

2011 Guidance

RadNet reaffirms its previously announced 2011 fiscal year guidance ranges as follows:

Revenue	$575 million - $605 million
Adjusted EBITDA(1)	$110 million - $120 million
Capital Expenditures (a)	$35 million - $40 million
Cash Interest Expense	$45 million - $49 million
Free Cash Flow Generation (b)	$25 million - $35 million

(a)	Net of proceeds from the sale of equipment.
(b)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its second quarter 2011 results on Tuesday, August 9th, 2011 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Daylight Time).

Conference Call Details:

Date:  Tuesday, August 9, 2011
Time:  10:30 a.m. Eastern Time
Dial In-Number:  1-800-289-0544
International Dial-In Number:  1-913-312-0957

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. An archived replay of the call will also be available and can be accessed by dialing 877-870-5176 from the U.S., or 858-384-5517 for international callers, and using the passcode 7404745.

There will also be a simultaneous live webcast of the conference call which can be accessed under "News" in the RadNet Investor Relations section of the company website at http://www.radnet.com/ or you may use the link audio feed and archived recording of the conference call available at http://viavid.net/dce.aspx?sid=00008A14.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results.  The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance.  The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters.  Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 206 owned and/or operated outpatient imaging centers (inclusive of 19 facilities held in Joint Ventures).  RadNet's core markets include California, Maryland, Delaware, New Jersey and New York. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 4,500 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2011 financial guidance, achieving cost savings, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

RADNET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT SHARE DATA)

	June 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$178	$627
Accounts receivable, net	116,902	96,094
Prepaid expenses and other current assets	15,343	14,304
Total current assets	132,423	111,025
PROPERTY AND EQUIPMENT, NET	197,769	194,230
OTHER ASSETS
Goodwill	149,711	143,353
Other intangible assets	56,110	57,348
Deferred financing costs, net	14,236	15,486
Investment in joint ventures	17,935	15,444
Deposits and other	2,887	2,628
Total assets	$571,071	$539,514

LIABILITIES AND EQUITY DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$94,586	$82,619
Due to affiliates	2,357	2,975
Deferred revenue	1,338	1,568
Current portion of notes payable	5,660	8,218
Current portion of deferred rent	918	745
Current portion of obligations under capital leases	7,072	9,139
Total current liabilities	111,931	105,264
LONG-TERM LIABILITIES
Deferred rent, net of current portion	11,516	10,379
Deferred taxes	277	277
Line of credit	25,700	-
Notes payable, net of current portion	478,975	481,578
Obligations under capital lease, net of current portion	3,897	5,639
Other non-current liabilities	15,842	18,850
Total liabilities	648,138	621,987

COMMITMENTS AND CONTINGENCIES

EQUITY DEFICIT
Common stock - $.0001 par value, 200,000,000 shares authorized; 37,426,460 and 37,223,475 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	4	4
Paid-in-capital	164,476	162,444
Accumulated other comprehensive loss	(1,490)	(2,137)
Accumulated deficit	(240,196)	(242,841)
Total Radnet, Inc.'s equity deficit	(77,206)	(82,530)
Noncontrolling interests	139	57
Total equity deficit	(77,067)	(82,473)
Total liabilities and equity deficit	$571,071	$539,514

RADNET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT SHARE DATA)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

NET REVENUE	$155,631	$138,951	$301,848	$263,129

OPERATING EXPENSES
Cost of operations	119,113	106,205	234,941	204,844
Depreciation and amortization	14,296	13,876	28,217	27,151
Provision for bad debts	8,748	8,468	16,653	16,145
Loss (gain) on sale and disposal of equipment	(1,856)	51	(1,597)	155
Severance costs	509	435	654	567
Total operating expenses	140,810	129,035	278,868	248,862

INCOME FROM OPERATIONS	14,821	9,916	22,980	14,267

OTHER EXPENSES
Interest expense	13,150	12,729	26,065	22,696
Loss on extinguishment of debt	-	9,871	-	9,871
Other expenses (income)	(189)	1,150	(2,060)	1,150
Total other expenses	12,961	23,750	24,005	33,717

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	1,860	(13,834)	(1,025)	(19,450)
Benefit from (provision for) income taxes	(337)	128	(484)	(206)
Equity in earnings of joint ventures	2,083	1,971	4,307	3,832
NET INCOME (LOSS)	3,606	(11,735)	2,798	(15,824)
Net income attributable to noncontrolling interests	85	21	153	43
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$3,521	$(11,756)	$2,645	$(15,867)

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.09	$(0.32)	$0.07	$(0.43)

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.09	$(0.32)	$0.07	$(0.43)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	37,357,840	36,916,905	37,308,038	36,641,953
Diluted	39,820,163	36,916,905	39,376,958	36,641,953

RADNET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS  (IN THOUSANDS)
(Unaudited)

	Six months ended
	June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$2,798	$(15,824)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	28,217	27,151
Provision for bad debts	16,653	16,145
Equity in earnings of joint ventures	(4,307)	(3,832)
Distributions from joint ventures	3,926	5,758
Deferred rent amortization	1,310	1,537
Amortization of deferred financing cost	1,467	1,365
Amortization of bond discount	119	51
Loss (gain) on sale and disposal of equipment	(1,597)	155
Loss on extinguishment of debt	-	9,871
Amortization of cash flow hedge	612	-
Stock-based compensation	1,790	2,027
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(36,465)	(18,967)
Other current assets	(1,363)	(2,990)
Other assets	(227)	(386)
Deferred revenue	(230)	-
Accounts payable and accrued expenses	10,164	435
Net cash provided by operating activities	22,867	22,496
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(11,529)	(29,809)
Purchase of property and equipment	(24,915)	(20,818)
Proceeds from insurance claims on damaged equipment	2,469	-
Proceeds from sale of equipment	291	-
Purchase of equity interest in joint ventures	(1,500)	-
Net cash used in investing activities	(35,184)	(50,627)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(10,602)	(11,334)
Repayment of debt	-	(412,000)
Proceeds from borrowings	-	482,360
Deferred financing costs	(217)	(17,239)
Proceeds from, net of payments on, line of credit	25,700	-
Payments to counterparties of interest rate swaps, net of amounts received	(3,219)	(3,272)
Distributions to noncontrolling interests	(71)	(51)
Proceeds from issuance of common stock upon exercise of options/warrants	242	49
Net cash provided by financing activities	11,833	38,513
EFFECT OF EXCHANGE RATE CHANGES ON CASH	35	-
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(449)	10,382
CASH AND CASH EQUIVALENTS, beginning of period	627	10,094
CASH AND CASH EQUIVALENTS, end of period	$178	$20,476

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$23,229	$16,857

RADNET, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)
(IN THOUSANDS)

	Three Months Ended
	June 30,
	2011	2010

Net Income (Loss) Attributable to RadNet, Inc. Common Shareholders	$3,521	$(11,756)
Plus Provision for Income Taxes	337	(128)
Plus Other Expenses (Income)	(189)	1,150
Plus Interest Expense	13,150	12,729
Plus Severence Costs	509	435
Plus Loss (Gain) on Sale of Equipment	(1,856)	51
Plus Depreciation and Amortization	14,296	13,876
Plus Non Cash Employee Stock Compensation	742	1,208
Plus Loss on Extinguishment of Debt	-	9,871
Adjusted EBITDA(1)	$30,510	$27,436

	Six Months Ended
	June 30,
	2011	2010

Net Income (Loss) Attributable to RadNet, Inc. Common Shareholders	$2,645	$(15,867)
Plus Provision for Income Taxes	484	206
Plus Other Expenses (Income)	(2,060)	1,150
Plus Interest Expense	26,065	22,696
Plus Severence Costs	654	567
Plus Loss (Gain) on Sale of Equipment	(1,597)	155
Plus Depreciation and Amortization	28,217	27,151
Plus Non Cash Employee Stock Compensation	1,790	2,027
Plus Loss on Extinguishment of Debt	-	9,871
Adjusted EBITDA(1)	$56,198	$47,956

RADNET  PAYMENTS BY PAYORS *

	Second Quarter	Full Year	Full Year
	2011	2010	2009

Commercial Insurance	54.8%	55.7%	55.8%
Medicare	20.0%	19.3%	20.0%
Capitation	15.1%	15.3%	15.4%
Workers Compensation/Personal Injury	4.3%	4.1%	3.5%
Medicaid	3.3%	3.2%	3.2%
Other	2.5%	2.4%	2.1%
	100.0%	100.0%	100.0%

RADNET PAYMENTS BY MODALITY *

	Second Quarter	Full Year	Full Year
	2011	2010	2009

MRI	34.9%	34.3%	34.1%
CT	16.2%	17.5%	19.1%
PET/CT	6.1%	6.1%	6.0%
X-ray	9.9%	10.1%	9.8%
Ultrasound	11.1%	11.0%	10.3%
Mammography	16.1%	16.0%	16.0%
Nuclear Medicine	1.5%	1.7%	1.7%
Other	4.2%	3.2%	3.0%
	100.0%	100.0%	100.0%

RADNET AVERAGE PAYMENTS BY MODALITY *

	Second Quarter	Full Year	Full Year
	2011	2010	2009

MRI	$497	$501	$503
CT	301	306	308
PET/CT	1,491	1,494	1,493
X-ray	41	40	38
Ultrasound	107	107	108
Mammography	134	135	135
Nuclear Medicine	321	322	323
Other	123	126	127

Note
* Based upon global payments received from consolidated Imaging Centers from that period's dates of service.
Excludes payments from hospital contracts, Breastlink, Center Management Fees and other miscellaneous operating activities.

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation.  Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure.  Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt.  Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid.  Free Cash Flow is a non-GAAP financial measure.  The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.